UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

INTEGRATED MANAGEMENT INFORMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director

At a Board of Directors meeting held on September 17, 2012, Tom Heinen was appointed to serve on our Board of Directors. The appointment of Mr. Heinen increases the total number on the Board to seven directors. Mr. Heinen will serve as a director until the Company’s 2013 annual meeting of shareholders. Mr. Heinen was not appointed to any committees of the Company’s Board of Directors.

Mr. Heinen will be entitled to receive compensation for his service on the Board of Directors consistent with the Company’s director compensation program for non-employee directors, as described under the heading Director Compensation in the Company’s Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 26, 2012, which description is incorporated in this Form 8-K by reference.

Tom Heinen, is a co-president of Heinen’s Fine Food Stores (Heinen’s). Heinen’s specializes in offering the freshest, highest quality foods while providing world-class service in seventeen neighborhood locations serving various communities throughout Northeast Ohio. Since 1994, Mr. Heinen has managed the labor relations, central manufacturing, and the overall strategic direction for the meat, foodservice and bakery areas of Heinen’s. Prior to that, Mr. Heinen began working with Heinen’s in 1978 in the prepared food departments and eventually became the company’s first baker. He pioneered Heinen’s efforts to develop an in-store bakery program, then designed and deployed the service deli program in all of the Heinen’s stores. Mr. Heinen graduated from Bucknell University in 1977 with a B.S.B.A. in Business Management. He also serves as a board member of The Boys and Girls Club of Cleveland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: November 9, 2012		Dannette Henning
Chief Financial Officer